Exhibit 99.4

OFFER TO EXCHANGE

Each Outstanding Share of Common Stock
of
Pontotoc Production, Inc.
for
$9.00 in Cash
and
One Share of 8% Series B Convertible Preferred Stock
of
Ascent Energy Inc.
having a Liquidation Value of $2.50 per Share
by
Pontotoc Acquisition Corp.
a wholly owned subsidiary
of
Ascent Energy Inc.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

         Enclosed for your consideration are the Prospectus dated ________, 2001 (the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Pontotoc Acquisition Corp. ("Purchaser"), a Nevada corporation and a wholly owned subsidiary of Ascent Energy Inc., a Delaware corporation ("Ascent Energy"), to exchange $9.00 in cash and one share of Ascent Energy's 8% Series B Convertible Preferred Stock, par value $0.001 per share, having a liquidation value of $2.50 (the "Ascent Energy Preferred Shares"), for each outstanding share of Common Stock, par value $0.0001 per share (the "Pontotoc Shares"), of Pontotoc Production, Inc., a Nevada corporation ("Pontotoc"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 19, 2001 (the "Merger Agreement"), among Ascent Energy, Purchaser and Pontotoc. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Nevada, Purchaser will be merged with Pontotoc (the "Merger"). Holders of Pontotoc Shares whose certificates for such Pontotoc Shares are not immediately available or who cannot deliver their certificates for Pontotoc Shares and all other required documents to the Exchange Agent (as defined below) prior to the Expiration Date (as defined in the Prospectus), or who cannot complete the procedures for book–entry transfer on a timely basis, must tender their Pontotoc Shares according to the guaranteed delivery procedures set forth in "The Offer – Guaranteed Delivery" of the Prospectus.

         We are the holder of record (directly or indirectly) of Pontotoc Shares held by us for your account. A tender of such Pontotoc Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Pontotoc Shares held by us for your account.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Pontotoc Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

         Your attention is directed to the following:

         1.         The consideration per Pontotoc Share is $9.00 in cash, without interest, and one Ascent Energy Preferred Share having a liquidation value of $2.50.

         2.         The Offer is made for all of the outstanding Pontotoc Shares.

         3.         Pontotoc's board of directors has approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger. Pontotoc's board of directors has also determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of the Pontotoc Shares and recommends that holders of the Pontotoc Shares accept the Offer and tender their Pontotoc Shares to Purchaser pursuant to the Offer.

         4.         The Offer is being made pursuant to the Merger Agreement, which provides, among other things, that, subject to the terms and conditions of the Merger Agreement, subsequent to the consummation of the Offer, Purchaser will merge with Pontotoc.

         5.         The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on _______, 2001, unless the Offer is extended.

         6.         The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Pontotoc Shares which represent not less than two–thirds of the total issued and outstanding Pontotoc Shares on a fully diluted basis. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail.

        7.         No public trading market exists for the Ascent Energy Preferred Shares nor the common stock of Ascent Energy into which such shares are convertible. By signing below, you represent that to your reasonable belief, any Ascent Energy Preferred Shares acquired through the exchange of your Pontotoc Shares will be acquired for investment purposes only, for your own account or for the account of the person for whom or the entity for which you acts as a fiduciary, and not with a view to the sale or resale, distribution or transfer thereof.

        8.         Tendering stockholders will not be obligated to pay brokerage fees or commission or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares pursuant to the Offer.

       Except as disclosed in the Prospectus, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE PONTOTOC SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR PONTOTOC SHARES, ALL SUCH PONTOTOC SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to
the Offer to Exchange
Each Outstanding Share of Common Stock
of
Pontotoc Production, Inc.
for
$9.00 in Cash
and
One Share of 8% Series B Convertible Preferred Stock
of
Ascent Energy Inc.
having a Liquidation Value of $2.50 per Share
by Pontotoc Acquisition Corp.

         The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus dated ________, 2001 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by Pontotoc Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Ascent Energy Inc., a Delaware corporation, to exchange $9.00 in cash and one share of Ascent Energy's 8% Series B Convertible Preferred Stock, par value $0.001 per share, having a liquidation value of $2.50, for each outstanding share of Common Stock, par value $0.0001 per share (the "Pontotoc Shares"), of Pontotoc Production, Inc., a Nevada corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         This will instruct you to tender the number of Pontotoc Shares indicated below (or, if no number is indicated below, all Pontotoc Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Number of Pontotoc Shares                                                                                                    SIGN HERE
          to be Tendered*
___________________Shares

Dated __________ , 2001
                                                                                                                                                       Signature(s)

                                                                                                                                              Please Print Name(s)

                                                                                                                                                         Address

                                                                                                                                   Area Code and Telephone Number

                                                                                                                        ___________________________________
                                                                                                                                                 Tax Identification or
                                                                                                                                               Social Security Number

_________________

*    Unless otherwise indicated, it will be assumed that all of your Pontotoc Shares held by us for your account are to be     tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MANAGING YOUR ACCOUNT.